Exhibit 10.1

* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GOBANK AMENDMENT TO
WALMART MONEYCARD PROGRAM AGREEMENT
This GoBank Amendment to Walmart MoneyCard Program Agreement (“Amendment”) is made as of August 23, 2014 (“Amendment Effective Date) by and among (1) Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.L.C., as the successor to Wal-Mart Stores Texas. L.P Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC, Wal-Mart Puerto Rico, Inc. and Wal-Mart Stores East, L.P., (each of the foregoing, individually and collectively, -Retailer”), (2) Green Dot Bank (“Bank”), and (3) Green Dot Corporation (“Green Dot”). Each of the foregoing parties is sometimes referred to herein as “Party,” and collectively they are referred to as the “Parties.”
WHEREAS, Retailer, Green Dot and GE Money Bank, n/k/a GE Capital Retail Bank entered into that certain Walmart Money Card Program Agreement, as from time to time amended (as amended, “Agreement”), pursuant to which, among other things, Walmart sells in its Participating Stores Walmart MoneyCards issued by Bank and serviced by Green Dot, sells Additional Cards issued by Bank and provides POS Loads with respect to Walmart MoneyCards, Additional Cards, GD Network Cards and Third Party Cards;
WHEREAS, Bank is the assignee of the rights and obligations of GE Money Bank, n/k/a GE Capital Retail Bank under the Agreement and related agreements, including the May 27, 2010 Amended and Restated Agency Appointment Agreement between Retailer and GE Money Bank, n/k/a GE Capital Retail Bank;
WHEREAS, the Parties desire that Retailer market, promote and sell in Participating Stores and provide POS Loads in Participating Stores of Bank’s GoBank checking account product (“GoBank Product”) pursuant and subject to the terms of this Amendment;
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
1.    Capitalized terms used in this Amendment and not specifically defined in this Amendment shall have the meaning set forth in the Agreement.
2.    The Amendment to Walmart MoneyCard Program Agreement dated March 14, 2013 is terminated.
3.    The GoBank Product will constitute and be deemed to be an “Additional Card” under the Agreement. The retail purchase fee for the GoBank Product is $2.95. Except as expressly set forth in this Amendment, Retailer shall have the same rights and obligations with respect to the GoBank Product as Retailer has under the Agreement with respect to Additional Cards, and Green Dot and Bank shall have the same rights and obligations with respect to the GoBank

Product as Green Dot and Bank have under this Agreement with respect to the Additional Cards.
4.    Green Dot shall pay Retailer a commission of $[*] for each POS Load of the GoBank Product at Participating Stores.
5.    For a period of [*] from the Amendment Effective Date, other than at or through Participating Stores, Green Dot and Bank will not promote, market. distribute offer, sell or provide the GoBank Product or [*] at or through any general or specialty retail, grocery, wholesale membership club or merchandising business in the Program Territory (including Puerto Rico) that sells or leases goods or merchandise at retail to consumers or businesses, whether through physical locations, via the internet or both.
6.    Except as expressly amended or supplemented hereby, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver this Amendment electronically, including by facsimile.
IN WITNESS WHEREOF, Retailer, Bank and Green Dot have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the Amendment Effective Date.
WAL-MART STORES, INC    GREEN DOT BANK
WAL-MART STORES ARKANSAS, LLC
WAL-MART STORES EAST, L.P.
WAL-MART STORES TEXAS, L.L.C.    By: /s/ Steven Streit
WAL-MART LOUISIANA, LLC    Name: Steven Streit
WAL-MART PUERTO RICO, INC.    Title: Chairman of the Board
By: /s/ Daniel J. Eckert
Name: Daniel J. Eckert
Title: Senior Vice President

GREEN DOT CORPORATION

By: /s/ Steve Streit
Name: Steve Streit
Title: CEO

*Confidential Treatment Requested